UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2012

GLACIER BANCORP, INC.

(Exact name of registrant as specified in its charter)

Montana

(State or other jurisdiction of incorporation)

(Commission File Number) 000-18911	(IRS Employer Identification No.) 81-0519541

49 Commons Loop

Kalispell, Montana 59901

(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code: (406) 756-4200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act of (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act of (17 CFR 240.13e-4(c))

Item 8.01.	Other Information.

This Form 8-K is being filed for the purpose of updating the description of capital stock of Glacier Bancorp, Inc. (“Glacier”) contained in the Form 10 Registration Statement, as amended, filed by Glacier pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, with the Securities Exchange Commission, and any amendment or reports filed for the purpose of updating that description. The following summarizes the material features of Glacier’s capital stock and is subject to the provisions of Glacier’s amended and restated articles of incorporation (“Articles of Incorporation”) and amended and restated bylaws (“Bylaws”) and the relevant portions of the Montana Business Corporation Act (“MBCA”), and applicable rules.

General

Our authorized capital stock consists of:

•	117,187,500 shares of our common stock, $0.01par value per share (“Common Stock”); and

•	1,000,000 shares of preferred stock, $0.01 par value per share (“Preferred Stock”).

As of October 23, 2012, there were 71,937,222 shares of our Common Stock issued and outstanding and approximately 813,955 shares of Common Stock issuable upon exercise of outstanding stock options. No shares of Preferred Stock are currently outstanding.

Common Stock

General

Holders of Common Stock have one vote per share on all matters submitted to a vote of our shareholders. There are no cumulative voting rights for the election of directors. In the event of a liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any outstanding Preferred Stock. Holders of shares of our Common Stock have no preemptive, subscription, redemption, sinking fund or conversion rights.

Dividend Rights

Dividends may be paid on Glacier Common Stock as and when declared by the Glacier board of directors out of funds legally available for the payment of dividends. The Glacier board of directors may issue Preferred Stock that is entitled to such dividend rights as the board of directors may determine, including priority over the Common Stock in the payment of dividends.

The ability of Glacier to pay dividends basically depends on the amount of dividends paid to it by its subsidiaries. The payment of dividends is subject to government regulation, in that regulatory authorities may prohibit banks and bank holding companies from paying dividends in a manner that would constitute an unsafe or unsound banking practice. In addition, a bank may not pay cash dividends if doing so would reduce the amount of its capital below that necessary to meet minimum applicable regulatory capital requirements. State laws also limit a bank’s ability to pay dividends. Accordingly, the dividend restrictions imposed on the subsidiaries by statute or regulation effectively may limit the amount of dividends Glacier can pay.

Antitakeover Effects of Certain Provisions in our Articles of Incorporation

Certain provisions of our Articles of Incorporation may be deemed to have an antitakeover effect and may collectively operate to delay, defer or prevent a tender offer or takeover attempt that a shareholder might consider in his or her best interest, including those attempts that might result in a premium over the market price for the shares held by our shareholders. These provisions include:

Preferred Stock Authorization. The board of directors, without shareholder approval, has the authority under our articles of incorporation to issue Preferred Stock with rights superior to the rights of the holders of Common Stock. As a result, Preferred Stock, while not intended as a defensive measure against takeovers, could be issued quickly and easily, could adversely affect the rights of holders of Common Stock and could be issued with terms calculated to delay or prevent a change of control of the Company or make removal of management more difficult.

Articles of Incorporation Limitation on Business Combinations. Glacier’s articles of incorporation include certain provisions that could make more difficult the acquisition of Glacier by means of a tender offer, a proxy contest, merger or otherwise. These provisions consist of a requirement that any “Business Combination” (as defined in the articles of incorporation) be approved by the affirmative vote of not less than 80% of the voting power of the then outstanding shares unless it is either approved by the board of directors or certain price and procedural requirements are satisfied.

The “supermajority” approval requirement for certain business transactions and the availability of Glacier’s preferred stock for issuance without shareholder approval, may have the effect of lengthening the time required for a person to acquire control of Glacier through a tender offer, proxy contest or otherwise, and may deter any potentially unfriendly offers or other efforts to obtain control of Glacier. This could deprive Glacier’s shareholders of opportunities to realize a premium for their Glacier common stock, even in circumstances where such action was favored by a majority of Glacier’s shareholders.

Approval of Certain Transactions

The MBCA does not contain any “anti-takeover” provisions imposing specific requirements or restrictions on transactions between a corporation and significant shareholders. Glacier’s articles of incorporation contain a provision requiring that specified transactions with an “interested shareholder” be approved by 80% of the voting power of the then outstanding shares unless it is (i) approved by Glacier’s board of directors, or (ii) certain price and procedural requirements are satisfied. An “interested shareholder” is broadly defined to include the right, directly or indirectly, to acquire or to control the voting or disposition of 10% or more of Glacier’s voting stock.

Amendment of Articles and Bylaws

The MBCA authorizes a corporation’s board of directors to make various changes of an administrative nature to its articles of incorporation. Other amendments to a corporation’s articles of incorporation must be recommended to the shareholders by the board of directors, unless the board determines that because of a conflict of interest or other special circumstances it should make no recommendation, and must be approved by a majority of all votes entitled to be cast by each voting group that has a right to vote on the amendment. The Glacier board of directors may, by a majority vote, amend Glacier’s bylaws.

Restrictions on Ownership under Applicable Law

The Bank Holding Company Act requires any “bank holding company,” as defined in the Bank Holding Company Act, to obtain the approval of the Federal Reserve Board prior to the acquisition of 5% or more of our Common Stock. Any person, other than a bank holding company, is required to obtain prior approval of the Federal Reserve Board to acquire 10% or more of our Common Stock under the Change in Bank Control Act. Any holder of 25% or more of our Common Stock, or a holder of 5% or more if such holder otherwise exercises a “controlling influence” over us, is subject to regulation as a bank holding company under the Bank Holding Company Act.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

10.1	Glacier Bancorp, Inc. Nonemployee Services Provided Deferred Compensation Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 31, 2012	GLACIER BANCORP, INC.

/s/ Michael J. Blodnick
	By:	Michael J. Blodnick
President and CEO

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